UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 8.01. OTHER EVENTS

Navigant International, Inc. (“Navigant”) today announced that it has extended its solicitation of consents to an amendment of and waiver to the indenture dated as of November 7, 2003 (the “Indenture”), between Navigant and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which Navigant’s 4.875% Convertible Subordinated Debentures due 2023 (“Debentures”) were issued. The consent solicitation will now expire at 5:00 p.m., New York City time, on June 21, 2005, unless further extended by Navigant. All other terms of the consent solicitation remain unchanged. The expiration date of the consent solicitation was originally June 17, 2005.

The purpose of this consent solicitation is to amend the Indenture relating to certain reporting provisions so as to extend the time periods for providing the Trustee with its annual compliance certificate and Annual Report on Form 10-K for the fiscal year ended December 26, 2004 to October 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ending June 26, 2005 to November 9, 2005 and to request holders of the Debentures waive all existing defaults with respect to the reporting provisions of the Indenture prior to the effective date of the amendment, any Events of Default under the Indenture as a result of such defaults and any and all rights to cause the principal of, and accrued interest on, the Debentures to be immediately due and payable as a result of such defaults.

This announcement is not a solicitation of consent with respect to the Debentures. The consent solicitation is being made solely by a Consent Solicitation Statement and related documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2005.

NAVIGANT INTERNATIONAL, INC. a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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